Exhibit 99.4

       (Text of graph posted to Ashland Inc.'s website concerning Ashland
            Specialty Chemical Company's average sales per ship day)

               ASCC Average Net Sales per Ship Day ($, Thousands)

                     2000        2001         2002        2003        2004
                    -----       -----        -----       -----       -----
January             4,383       3,835        3,790       4,094       4,551
February            4,422       4,206        4,554       4,885       4,757
March               4,454       4,148        4,411       4,846       5,182
April               4,915       4,399        4,557       5,073       5,830
May                 4,393       4,121        4,566       4,967       5,801
June                4,468       4,898        4,945       5,170       5,800
July                4,414       4,498        4,349       4,729       5,816
August              4,228       4,152        4,588       4,411       5,711
September           4,592       4,800        4,888       5,660       5,778
October             4,272       4,323        4,595       5,040       6,371
November            4,500       4,570        5,056       5,714       6,798
December            4,435       4,339        4,531       4,940       6,181




                      ASCC Durable Manufacturing Index (%)

                     2000        2001         2002        2003        2004
                    -----       -----        -----       -----       -----
January             100.0        99.7         93.8        97.1       102.2
February            100.4        99.0         94.2        96.3       103.9
March               101.8        99.4         94.6        95.5       104.0
April               103.0        98.6         95.3        94.5       104.8
May                 104.1        97.6         95.8        95.0       105.6
June                104.1        96.6         96.8        96.2       105.5
July                103.9        96.4         96.6        97.2       106.9
August              103.1        95.2         97.3        97.1       107.6
September           103.8        94.2         97.2        99.2       107.2
October             103.3        92.9         96.7        99.6       108.9
November            102.3        92.9         97.3       101.3       109.1
December            101.2        93.2         96.3       101.6       110.3